Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement on Form S-8 (Registration No. 333-178302) of Ecolab Inc. of our report, dated June 25, 2021, appearing in this annual report on Form 11-K of the Ecolab Puerto Rico Savings Plan as of and for the year ended December 31, 2020.

/s/ Olsen Thielen & Co., Ltd.

Roseville, Minnesota
June 25, 2021